Exhibit 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 05-31

XTO ENERGY INCREASES COMMON STOCK DIVIDEND

FORT WORTH, TX (November 15, 2005) - XTO Energy Inc. (NYSE-XTO) today announced that its Board of Directors has increased its quarterly cash dividend to 7.5 cents per share, up from 5 cents per share, effective immediately.

    “As a leading growth company, XTO Energy continues to deliver strong results and create future value,” stated Bob R. Simpson, Chairman and Chief Executive Officer. “This dividend increase today recognizes our ongoing commitment to realizing that value for the shareholders.”

    This outstanding Common Stock dividend is payable January 13, 2006 to stockholders of record at the close of business December 30, 2005.

    XTO Energy Inc. is a domestic energy producer engaged in the acquisition, development and discovery of quality, long-lived oil and natural gas properties in the United States. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah and Louisiana.

Contacts:	Louis G. Baldwin Executive Vice President & Chief Financial Officer XTO Energy, Inc. 817/870-2800	Gary D. Simpson Senior Vice President Investor Relations & Finance XTO Energy Inc. 817/870-2800

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XTO Energy Increases Common Stock Dividend

This release can be found at http://www.xtoenergy.com.

Statements made in this news release, including those relating to the Company’s future financial results and future value, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, a significant decline in product prices, the timing and results of drilling activity, the timing of production, treatment and transportation facility installations, the availability of drilling equipment and steel supplies, higher than expected production costs and other expenses and general market conditions. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.